ADMINISTRATION AGREEMENT

          THIS ADMINISTRATION AGREEMENT (this "AGREEMENT") is made as of the 12th day of February, 2014 (the "EFFECTIVE DATE"), by and among The Advisors' Inner Circle Fund III, a statutory trust formed under the laws of the State of Delaware (the "TRUST"), SEI Investments Global Funds Services, a statutory trust formed under the laws of the State of Delaware (the "ADMINISTRATOR"), and each investment advisor (each an "INVESTMENT ADVISOR") that executes a Series Schedule to this Agreement, substantially in the form attached hereto as Exhibit A (each a "SERIES SCHEDULE"). Each Investment Advisor shall be a limited party to this Agreement solely in respect of its rights and obligations as specifically set forth herein and in respect of the Funds indicated in its applicable Series Schedule (as such term is defined herein). Each Series Schedule, as may be amended from time to time, shall be considered a part of this Agreement.

          WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 ACT"), consisting of separate investment portfolios (each a "FUND"), each of which may consist of one or more classes (each a "CLASS") of shares of beneficial interest ("SHARES");

          WHEREAS, for purposes of this Agreement, each group of Funds for which a particular Investment Advisor acts as investment advisor pursuant to a Series Schedule, shall be referred to herein as a "SERIES"; and

          WHEREAS, the Trust desires the Administrator to provide, and the Administrator is willing to provide, administrative and accounting services to such Funds of the Trust on the terms and conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Trust, the Administrator and each Investment Advisor (solely with respect to its specific obligations herein and as relating to its Series) hereby agree as follows:

SECTION 1     DEFINITIONS

     1.01 "1940 ACT" shall have the meaning given to such term in the preamble of this Agreement.

     1.02 "ADMINISTRATOR" shall have the meaning given to such term in the preamble of this Agreement.

     1.03 "AGREEMENT" shall have the meaning given to such term in the preamble of this Agreement.

     1.04 "AML REGIME" shall have the meaning given to such term in SECTION
          12.12 of this Agreement.

     1.05 "CONFIDENTIAL INFORMATION" shall have the meaning given to such term in SECTION 11.01 of this Agreement.

     1.06 "DISCLOSING PARTY" shall have the meaning given to such term in
          SECTION 11.01 of this Agreement.

     1.07 "FUND" shall have the meaning given to such term in the preamble of this Agreement.

     1.08 "GROSS NEGLIGENCE" means a conscious, voluntary act or omission in reckless disregard of a legal duty and the rights of, or consequences to, others.


--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement        Page 1 of 19
SEI -- 167888v3

     1.09 "INTERESTED PARTY" or "INTERESTED PARTIES" means the Administrator, its subsidiaries and its affiliates and each of their respective officers, directors, employees, agents, delegates and associates.

     1.10 "INVESTMENTS" shall mean such cash, securities and all other assets and property of whatsoever nature now owned or subsequently acquired by or for the account of a Fund.

     1.11 "INVESTMENT ADVISOR" shall refer to each investment advisor appointed by the Trust (or successor investment advisor as may be appointed by the Trust from time to time) that executes a Series Schedule to this Agreement, solely with respect to the Funds indicated on such Series Schedule, as the same may be amended form time to time.

     1.12 "ORGANIZATIONAL DOCUMENTS" means, as applicable, the, declaration of trust, certificate of trust, bylaws or other similar documentation setting forth the respective rights and obligations of trustees, officers and Shareholders of the Trust.

     1.13 "PERSON" shall mean any natural person, partnership, estate, association, custodian, nominee, limited liability company, corporation, trust or other legal entity.

     1.14 "PRICING SOURCES" shall have the meaning given to such term in
          SECTION 6 of this Agreement.

     1.15 "PROPRIETARY INFORMATION" shall have the meaning given to such term in SECTION 12.01 of this Agreement.

     1.16 "REASONABLE STEPS" shall have the meaning given to such term in
          SECTION 11.01 of this Agreement.

     1.17 "RECEIVING PARTY" shall have the meaning given to such term in
          SECTION 11.01 of this Agreement.

     1.18 "SHARES" refers to the shares of stock of or other equity interest in, as the case may be, a Fund.

     1.19 "SHAREHOLDER" shall refer to a record owner of outstanding Shares of a Fund.

     1.20 "TRUST DATA" shall have the meaning given to such term in SECTION
          2.04 of this Agreement.

     1.21 "TRUST MATERIALS" means any prospectus, registration statement, statement of additional information, proxy solicitation annual or other periodic report of the Trust or a Fund as applicable, or any advertising, marketing, Shareholder communication, or promotional material generated by the Trust, an Investment Advisor or sub-advisor on behalf of a Fund from time to time, as appropriate, including all amendments or supplements thereto.

     1.22 "WEB ACCESS" shall have the meaning given to such term in SECTION
          12.01 of this Agreement.


SECTION 2     APPOINTMENT AND CONTROL

     2.01 SERVICES. The Trust hereby appoints the Administrator to be, and the Administrator agrees to act as, the administrative agent of the Trust for the term and subject to the provisions hereof. The Administrator shall perform (and may delegate or sub-contract, as provided below) the services set forth in this Agreement, including the services set forth


--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement Page        2 of 19
SEI -- 167888v3
          in SCHEDULE I, which may be amended from time to time in writing by the Administrator and the Trust ("SERVICES"). In performing its duties under this Agreement, the Administrator will act in all material respects in accordance with the Trust Materials as they may be amended (provided copies are delivered to the Administrator).

     2.02 AUTHORITY. Each of the activities engaged in under the provisions of this Agreement by the Administrator on behalf of the Trust shall be subject to the overall direction and control of the Trust or any Person authorized to act on the Trust's behalf (including, without limitation, the board of trustees of the Trust and the Investment Advisor with respect to a Fund within its Series); provided, however, that the Administrator shall have the general authority to do all acts deemed in the Administrator's good faith belief to be necessary and proper to perform its obligations under this Agreement. In performing its duties hereunder, the Administrator shall observe and generally comply with the Trust Materials, all applicable resolutions and/or directives of the Trust's board of trustees of which it has notice, and applicable laws which may from time to time apply to the Services rendered by the Administrator. The Administrator (i) shall not have or be required to have any authority to supervise the investment or reinvestment of the securities or other properties which comprise the assets of any Fund and (ii) shall not provide any investment advisory services to the Trust or any Fund, and shall have no liability related to the foregoing.

     2.03 THIRD PARTIES; AFFILIATES. The Administrator may delegate to, or sub-contract with, third parties or affiliates administrative or other functions it deems necessary to perform its obligations under this Agreement; provided, however, all fees and expenses incurred in any delegation or sub-contract shall be paid by the Administrator and the Administrator shall remain responsible to the Trust for the acts and omissions of such other entities as if such acts or omissions were the acts or omissions of the Administrator. The Trust acknowledges that during the term of this Agreement, the services to be performed by the Administrator may be completed by one or more of the Administrator's affiliates or third parties located in or outside of the United States of America.

     2.04 TRUST DATA. The Trust shall be solely responsible for the accuracy, completeness, and timeliness of all data and other information provided to the Administrator by or on behalf of the Trust pursuant to this Agreement (including, without limitation, (i) prices, (ii) sufficient transaction supporting documentation, (iii) detailed accounting methodologies with respect to the Trust's Investments as approved by the Trust's auditors, (iv) trade and settlement information from prime brokers and custodians, and (v), Fund information provided directly or indirectly by an Investment Advisor) (collectively, "TRUST DATA"). All Trust Data shall be provided to the Administrator on a timely basis and in a format and medium reasonably requested by the Administrator from time to time. The Trust shall have an ongoing obligation to promptly update all Trust Data so that such information remains complete and accurate. All Trust Data shall be prepared and maintained, by or on behalf of the Trust, in accordance with applicable law, the Trust Materials and generally accepted accounting principles. The Administrator shall be entitled to rely on all Trust Data and shall have no liability for any loss, damage or expense incurred by any Fund or any other Person to the extent that such loss, damage or expense arises out of or is related to Trust Data that is not timely, current, complete and accurate.


SECTION 3 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE TRUST

     3.01 The Trust represents and warrants that:

           3.01.01. it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement        Page 3 of 19
SEI -- 167888v3
                    actions on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with the Agreement's terms;

           3.01.02. it is not a party to any, and there are no, pending or threatened legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations or inquiries (collectively, "ACTIONS") of any nature against it or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition. There is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets;

           3.01.03. no existing Shareholder is a designated national and/or blocked person as identified on the Office of Foreign Assets Control's list maintained by the U.S. Department of Treasury (found at http://www.treas.gov.ofac) or any other relevant regulatory or law enforcement agencies, as applicable to a Fund.

           3.01.04. it is not in default under any contractual or statutory obligations whatsoever (including the payment of any tax) which, individually or in the aggregate, could materially and adversely affect, or is likely to materially and adversely affect, its business or financial condition;

           3.01.05. it has obtained all consents and given all notices (regulatory or otherwise), made all required regulatory filings and is in compliance with all applicable laws and regulations;

           3.01.06. it has a valid engagement with an independent auditor, custodian and broker and will provide additional information regarding such service providers, including information regarding the terms of its agreements with such service providers, upon request;

           3.01.07. as of the close of business on the Effective Date, the Trust has authorized the issuance of an indefinite number of Shares and has elected to register an indefinite number of shares in accordance with Rule 24f-2 under the 1940 Act;

          3.01.08. if necessary, any Shareholder approval of this Agreement has been obtained;

           3.01.09. it has notified the Administrator of any and all separate agreements between the Trust and any third party that could have an impact on the Administrator's performance of its obligations pursuant to this Agreement; and

     3.02 The Trust covenants and agrees that:

          3.02.01. it will furnish the Administrator from time to time with complete copies, authenticated or certified, of each of the following:

                   (a) Copies of the following documents:




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement        Page 4 of 19
SEI -- 167888v3

                         (1) The Trust's current Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed;

                         (2) The Trust's current bylaws and any amendments thereto; and

                         (3) Copies of resolutions of the trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct the Administrator.

                    (b) A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct the Administrator in all matters;


                    (c) Copies of all Trust Materials, including the current prospectus and statement of additional information for each Fund; and

                    (d) The expense budget for each Fund for the current fiscal year.

                    The Trust shall promptly provide the Administrator with written notice of any updates of or changes to any of the foregoing documents or information, including an updated written copy of such document or information. Until the Administrator receives such updated information or document, the Administrator shall have no obligation to implement or rely upon such updated information or document.

           3.02.02. it shall timely perform or oversee the performance of all obligations identified in this Agreement as obligations of the Trust, including, without limitation, providing the Administrator with all Trust Data and Organizational Documents reasonably requested by the Administrator;

           3.02.03. it will notify the Administrator as soon as reasonably practical in advance of any matter which could materially affect the Administrator's performance of its duties and obligations under this Agreement, including any amendment to the documents referenced in SECTION 3.02.01 above;

           3.02.04. it will comply in all material respects with all applicable requirements of the Securities Act of 1933, the Securities Exchange Act of 1934, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction;

           3.02.05. any reference to the Administrator or this Agreement in the Trust Materials shall be limited solely to the description provided by the Administrator in writing from time to time or such other description as the parties shall mutually agree in advance and in writing, or which is required by applicable law or regulation;

           3.02.06. it shall be solely responsible for its compliance with applicable investment policies, the Trust Materials, and any laws and regulations governing the manner in which its assets may be invested, and shall be solely responsible for any losses attributable to non-compliance with the Trust Materials, and applicable policies, laws and regulations governing the Trust, its activities or the duties, actions or omissions of each Investment Advisor; and




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement        Page 5 of 19
SEI -- 167888v3

           3.02.07. it will promptly notify the Administrator of updates to its representations and warranties hereunder.


SECTION 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE ADMINISTRATOR

     4.01 The Administrator represents and warrants that:

           4.01.01. it has full power, right and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby; the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by all requisite action on its part, and no other proceedings on its part are necessary to approve this Agreement or to consummate the transactions contemplated hereby; this Agreement has been duly executed and delivered by it; this Agreement constitutes a legal, valid and binding obligation, enforceable against it in accordance with the Agreement's terms.

           4.01.02. it is not a party to any, and there are no, pending or threatened actions of any nature against it or its properties or assets which could, individually or in the aggregate, have a material effect upon its business or financial condition. There is no injunction, order, judgment, decree, or regulatory restriction imposed specifically upon it or any of its properties or assets.

           4.01.03. it is not in default under any statutory obligations whatsoever (including the payment of any tax) which materially and adversely affects, or is likely to materially and adversely affect, its business or financial condition.

SECTION 5 LIMITATION OF LIABILITY AND INDEMNIFICATION

     5.01 The duties of the Administrator shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against the Administrator hereunder. The Administrator shall not be liable for any error of judgment or mistake of law or for any loss arising out of any investment or for any act or omission in carrying out its duties hereunder, except a loss resulting from willful misfeasance, bad faith or Gross Negligence in the performance of its duties, or by reason of reckless disregard of its obligations and duties hereunder. Under no circumstances shall the Administrator be liable to the Trust or any Fund for consequential, indirect or punitive damages.

     5.02 So long as the Administrator, or its agents, acts without willful misfeasance, bad faith or Gross Negligence in the performance of its duties, and without reckless disregard of its obligations and duties hereunder, the Trust assumes full responsibility on behalf of each Fund and shall indemnify the Administrator and hold it harmless from and against any and all actions, suits and claims, whether groundless or otherwise, and from and against any and all losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) arising directly or indirectly out of any act or omission of the Administrator in carrying out its duties hereunder. The indemnity and defense provisions set forth herein shall indefinitely survive the termination of this Agreement.

     5.03 The indemnification rights hereunder shall include the right to reasonable advances of defense expenses in the event of any pending or threatened litigation with respect to which indemnification hereunder may ultimately be merited. If in any case the Trust may be asked to indemnify or hold the Administrator harmless, the Administrator shall promptly advise the Trust of the pertinent facts concerning the situation in question, and the Administrator will use all reasonable care to identify and notify the Trust promptly




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement Page        6 of 19
SEI -- 167888v3
          concerning any situation which presents or appears likely to present the probability of such a claim for indemnification, but failure to do so shall not affect the rights hereunder.

     5.04 The Trust shall be entitled to participate at its own expense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the Administrator, whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the Administrator shall bear the fees and expenses of any additional counsel retained by it. If the Trust does not elect to assume the defense of a suit, it will reimburse the Administrator for the fees and expenses of any counsel retained by the Administrator.

     5.05 The Administrator may apply to the Trust, an Investment Advisor (solely with respect to its applicable Series) or any Person acting on the Trust's behalf at any time for instructions and may consult counsel for the Trust or with accountants, counsel and other experts with respect to any matter arising in connection with the Administrator's duties hereunder, and the Administrator shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or consultation. Also, the Administrator shall not be liable for actions taken pursuant to any document which it reasonably believes to be genuine and to have been signed by an Authorized Person or Authorized Persons. The Administrator shall not be held to have notice of any change of authority of any officer, employee or agent of the Trust until receipt of written notice thereof. To the extent that the Administrator consults with the Trust's counsel pursuant to this provision, any such expense shall be borne by the Trust.

     5.06 The Administrator may, from time to time, provide to the Trust services and products ("SPECIAL THIRD PARTY SERVICES") from external third party sources that are telecommunication carriers, Pricing Sources, data feed providers or other similar service providers ("SPECIAL THIRD PARTY VENDORS"). The Trust and each Investment Advisor acknowledges and agrees that the Special Third Party Services are confidential and proprietary trade secrets of the Special Third Party Vendors. Accordingly, the Trust and Investment Advisors shall honor requests by the Administrator and the Special Third Party Vendors to protect their proprietary rights in their data, information and property including requests that the Trust and Investment Advisors place copyright notices or other proprietary legends on printed matter, print outs, tapes, disks, film or any other medium of dissemination. The Trust and each Investment Advisor further acknowledges and agrees that all Special Third Party Services are provided on an "AS IS WITH ALL FAULTS" basis solely for such internal use in connection with the Trust, and as an aid in connection with the receipt of the Services. The Trust and each Investment Advisor may use Special Third Party Services as normally required on view-only screens and hard copy statements, reports and other documents necessary to support Fund Shareholders, however they shall not distribute any Special Third Party Services to other third parties. THE SPECIAL THIRD PARTY VENDORS AND THE ADMINISTRATOR MAKE NO WARRANTIES, EXPRESS OR IMPLIED, AS TO MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, OR ANY OTHER MATTER WITH RESPECT TO ANY OF THE SPECIAL THIRD PARTY SERVICES. NEITHER THE ADMINISTRATOR NOR THE SPECIAL THIRD PARTY VENDORS SHALL BE LIABLE FOR ANY DAMAGES SUFFERED BY THE TRUST, INVESTMENT ADVISOR OR ANY FUND IN THE USE OF ANY OF THE SPECIAL THIRD PARTY SERVICES, INCLUDING, WITHOUT LIMITATION, LIABILITY FOR ANY INCIDENTAL, CONSEQUENTIAL OR SIMILAR DAMAGES.

     5.07 The Administrator shall have no liability for its reliance on Trust Data or the performance or omissions of unaffiliated third parties such as, by way of example and not limitation,




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement        Page 7 of 19
SEI -- 167888v3
          transfer agents, sub-transfer agents, custodians, prime brokers, placement agents, third party marketers, asset data service providers, Investment Advisors or sub-advisors, current or former third-party service providers, Pricing Sources, software providers, printers, postal or delivery services, telecommunications providers and processing and settlement services. The Administrator may rely on and shall have no duty to investigate or confirm the accuracy or adequacy of any information provided by any of the foregoing third parties.

     5.08 The Administrator shall have no obligations with respect to any laws relating to the distribution, purchase or sale of Shares. Further, the Trust assumes full responsibility for the preparation, contents and distribution of its Trust Materials and its compliance with any applicable laws, rules, and regulations.

     5.09 THE TRUST AND THE ADMINISTRATOR HAVE FREELY AND OPENLY NEGOTIATED THIS AGREEMENT, INCLUDING THE PRICING, WITH THE KNOWLEDGE THAT THE LIABILITY OF THE PARTIES IS TO BE LIMITED IN ACCORDANCE WITH THE PROVISIONS OF THIS AGREEMENT.

     5.10 The provisions of this SECTION 5 shall survive the termination of this Agreement.


SECTION 6 VALUATION

          The Administrator is entitled to rely on the price and value information (hereinafter "VALUATION INFORMATION") provided by brokers and custodians, Investment Advisors, sub-advisors or any third-party pricing services selected by the Administrator, an Investment Advisor, sub-advisor or the Trust (collectively hereinafter referred to as the "PRICING SOURCES") as reasonably necessary in the performance of the Services. The Administrator shall have no obligation to obtain Valuation Information from any sources other than the Pricing Sources and may rely on estimates provided by a Fund's Investment Advisor, or sub-advisor. The Administrator shall have no liability or responsibility for the accuracy of the Valuation Information provided by a Pricing Source or the delegate of a Pricing Source and the Trust shall indemnify and defend the Administrator against any loss, damages, costs, charges or reasonable counsel fees and expenses in connection with any inaccuracy of such Valuation Information. The Trust shall not use Valuation Information for any purpose other than in connection with the Services provided in accordance with the provisions of this Agreement.

SECTION 7 ALLOCATION OF CHARGES AND EXPENSES

     7.01 THE ADMINISTRATOR. The Administrator shall furnish at its own expense the personnel necessary to perform its obligations under this Agreement.

     7.02 FUND EXPENSES. The Trust on behalf of each Fund, assumes and shall pay or cause to be paid all expenses of a Fund not otherwise allocated in this Agreement.

SECTION 8 COMPENSATION

     8.01 FEES. Each Fund shall pay to the Administrator compensation for the services performed by the Administrator pursuant to this Agreement, the fees set forth in the applicable Series Schedule, each of which Series Schedule shall be considered a part hereof, and incorporated herein. No Fund shall have a right of set-off. The fees set forth on each Series Schedule are determined based on the characteristics of the Fund(s) included on such Series Schedule as of the effective date of such Series Schedule. Any material change to the characteristics to a Fund may give rise to an adjustment to the fees. In the event of such a change, the parties shall negotiate any adjustment to the fees payable hereunder in good faith. The Trust shall cause each Fund to pay the Administrator's fees




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement        Page 8 of 19
SEI -- 167888v3
          monthly in U.S. Dollars, unless otherwise agreed to by the parties. The Administrator is hereby authorized to, and may, at its option, automatically debit its fees due from a Fund's cash account(s). The Trust shall cause the foregoing fees to be paid despite the existence of any dispute among the parties. If a Series Schedule becomes effective subsequent to the first day of any calendar month or terminates before the last day of any calendar month, the Administrator's compensation for that part of the month in which such Series Schedule is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth in the applicable Series Schedule. The Trust shall cause each Fund to pay interest on all amounts past due in an amount equal to the lesser of the maximum amount permitted by applicable law or the month fee of one and one-half percent (1 [] %) times the amount past due multiplied by the number of whole or partial months from the date on which such amount was first due up to and including the day on which payment is received by the Administrator.

SECTION 9 DURATION AND TERMINATION

     9.01 TERM AND RENEWAL. This Agreement shall become effective as of the Effective Date and shall remain in effect with respect to each Series, for the full duration of the Initial Term and each Renewal Term each as set forth and defined in the applicable Series Schedule, unless terminated in accordance with the provisions of the Series Schedule, or otherwise terminated in accordance with the provisions of this
          SECTION 9.

     9.02 TERMINATION FOR CAUSE.

           9.02.01. This Agreement may be terminated by the Trust or Administrator by giving at least ninety days prior notice in writing to the other parties if at anytime the other party shall have been first (i) notified in writing that such party shall have materially failed to perform its duties and obligations under this Agreement (such notice shall be of the specific asserted material breach) ("BREACH NOTICE") and
                    (ii) the party receiving the Breach Notice shall not have remedied the noticed failure within ninety days after receipt of the Breach Notice requiring it to be remedied.

     9.03 EFFECT OF TERMINATION.

           9.03.01. The termination of this Agreement shall be without prejudice to any rights that may have accrued hereunder to any party hereto prior to such termination.

           9.03.02. After termination of this Agreement and upon payment of all accrued fees, reimbursable expenses and other moneys owed to the Administrator, the Administrator shall send to the Trust, or as it shall direct, all books of account, records, registers, correspondence, documents and assets relating to the affairs of or belonging to the Trust in the possession of or under the control of the Administrator or any of its agents or delegates.

           9.03.03. In the event any and all accrued fees, reimbursable expenses and other moneys owed to the Administrator hereunder remain unpaid in whole or in part for more than thirty days past due, the Administrator, without further notice, may take any and all actions it deems necessary to collect such amounts due, and any and all of its collection expenses, costs and fees shall be paid by the applicable Fund(s), including, without limitation, administrative costs, attorneys fees, court costs, collection agencies or agents and interest.




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement        Page 9 of 19
SEI -- 167888v3

SECTION 10 CONFLICTS OF INTEREST

    10.01 NON-EXCLUSIVE. The services of the Administrator rendered to the Trust are not deemed to be exclusive. The Administrator is free to render such services to others. The Administrator shall not be deemed to be affected by notice of, or to be under any duty to disclose to the Trust or Person acting on the Trust's behalf, information which has come into its possession or the possession of an Interested Party in the course of or in connection with providing administrative or other services to any other person or in any manner whatsoever other than in the course of carrying out its duties pursuant to this Agreement.

    10.02 RIGHTS OF INTERESTED PARTIES. Subject to applicable law, nothing herein contained shall prevent:

          10.02.01. an Interested Party from buying, holding, disposing of or otherwise dealing in any Shares for its own account or the account of any of its customers or from receiving remuneration in connection therewith, with the same rights which it would have had if the Administrator were not a party to this Agreement;

          10.02.02. an Interested Party from buying, holding, disposing of or otherwise dealing in any securities or other investments for its own account or for the account of any of its customers and receiving remuneration in connection therewith, notwithstanding that the same or similar securities or other investments may be held by or for the account of the Trust;

          10.02.03. an Interested Party from receiving any commission or other remuneration which it may negotiate in connection with any sale or purchase of Shares or Investments effected by it for the account of the Trust; provided, however, that the amount of such commission or other remuneration is negotiated at arm's length; and

          10.02.04. an Interested Party from contracting or entering into any financial, banking or other transaction with the Trust or from being interested in any such contract or transaction; provided, however, that the terms of such transaction are negotiated at arm's length.

SECTION 11 CONFIDENTIALITY

    11.01 CONFIDENTIAL INFORMATION. The Administrator, the Trust and each Investment Advisor (in such capacity, the "RECEIVING PARTY") acknowledge and agree to maintain the confidentiality of Confidential Information (as hereinafter defined) provided by the Administrator, the Trust and Investment Advisor (in such capacity, the "DISCLOSING PARTY") in connection with this Agreement. The Receiving Party shall not disclose or disseminate the Disclosing Party's Confidential Information to any Person other than those employees, agents, contractors, subcontractors and licensees of the Receiving Party, or with respect to the Administrator as a Receiving Party, to those employees, agents, technology service providers, contractors, subcontractors, licensors and licensees of any agent or affiliate, who have a need to know it in order to assist the Receiving Party in performing its obligations, or to permit the Receiving Party to exercise its rights under this Agreement. In addition, the Receiving Party (a) shall take all Reasonable Steps to prevent unauthorized access to the Disclosing Party's Confidential Information, and (b) shall not use the Disclosing Party's Confidential Information, or authorize other Persons to use the Disclosing Party's Confidential Information, for any purposes other than in connection with performing its obligations or exercising its rights hereunder. As used herein, "Reasonable Steps" means steps that a party takes to protect its own confidential or




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 10 of 19
SEI -- 167888v3
          proprietary information of a similar nature, which steps shall in no event be less than a reasonable standard of care.

          The term "CONFIDENTIAL INFORMATION," as used herein, means any of the Disclosing Party's proprietary or confidential information including, without limitation, any non-public personal information (as defined in Regulation S-P) of the Disclosing Party, its affiliates, their respective clients or suppliers, or other Persons with whom they do business, that may be obtained by the Receiving Party from any source or that may be developed as a result of this Agreement, the terms of (or any exercise of rights granted by) this Agreement, the Trust's portfolio, trading or position information, technical data; trade secrets; know-how; business processes; product plans; product designs; service plans; services; customer lists and customers; markets; software; developments; inventions; processes; formulas; technology; designs; drawings; and marketing, distribution or sales methods and systems; sales and profit figures or other financial information that is disclosed, directly or indirectly, to the Receiving Party by or on behalf of the Disclosing Party, whether in writing, orally or by other means and whether or not such information is marked as confidential.

    11.02 EXCLUSIONS. The provisions of this SECTION 11 respecting Confidential Information shall not apply to the extent, but only to the extent, that such Confidential Information: (a) is already known to the Receiving Party free of any restriction at the time it is obtained from the Disclosing Party, (b) is subsequently learned from an independent third party free of any restriction and without breach of this Agreement; (c) is or becomes publicly available through no wrongful act of the Receiving Party or any third party; (d) is independently developed by or for the Receiving Party without reference to or use of any Confidential Information of the Disclosing Party; or (e) is required to be disclosed pursuant to an applicable law, rule, regulation, government requirement or court order, or the rules of any stock exchange (provided, however, that the Receiving Party shall advise the Disclosing Party of such required disclosure promptly upon learning thereof in order to afford the Disclosing Party a reasonable opportunity to contest, limit and/or assist the Receiving Party in crafting such disclosure).

    11.03 PERMITTED DISCLOSURE. The Receiving Party shall advise its employees, agents, contractors, subcontractors and licensees, and shall require its affiliates to advise their employees, agents, contractors, subcontractors and licensees, of the Receiving Party's obligations of confidentiality and non-use under this SECTION 11, and shall be responsible for ensuring compliance by its and its affiliates' employees, agents, contractors, subcontractors and licensees with such obligations. In addition, the Receiving Party shall require all Persons that are provided access to the Disclosing Party's Confidential Information, other than the Receiving Party's accountants and legal counsel, to execute confidentiality or non-disclosure agreements containing provisions substantially similar to those set forth in this SECTION 11. The Receiving Party shall promptly notify the Disclosing Party in writing upon learning of any unauthorized disclosure or use of the Disclosing Party's Confidential Information by such Persons.

    11.04 EFFECT OF TERMINATION. Upon the Disclosing Party's written request following the termination of this Agreement, the Receiving Party promptly shall return to the Disclosing Party, or destroy, all Confidential Information of the Disclosing Party provided under or in connection with this Agreement, including all copies, portions and summaries thereof. Notwithstanding the foregoing sentence, (a) the Receiving Party may retain one copy of each item of the Disclosing Party's Confidential Information for purposes of identifying and establishing its rights and obligations under this Agreement, for archival or audit purposes and/or to the extent required by applicable law, and (b) the Administrator shall have no obligation to return or destroy Confidential Information of the Trust that resides in save tapes of Administrator; provided, however, that in either case all such Confidential Information retained by the Receiving Party shall remain subject to the provisions of




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 11 of 19
SEI -- 167888v3

          SECTION 11 for so long as it is so retained. If requested by the Disclosing Party, the Receiving Party shall certify in writing its compliance with the provisions of this SECTION 11.

SECTION 12  MISCELLANEOUS PROVISIONS

    12.01 INTERNET ACCESS. Data and information may be made electronically accessible to the Trust, Investment Advisors and/or sub-advisor(s) and its Shareholders through Internet access to one or more web sites provided by the Administrator ("WEB ACCESS"). As between the Trust and Administrator, the Administrator shall own all right, title and interest to such Web Access, including, without limitation, all content, software, interfaces, documentation, data, trade secrets, design concepts, "look and feel" attributes, enhancements, improvements, ideas and inventions and all intellectual property rights inherent in any of the foregoing or appurtenant thereto including all patent rights, copyrights, trademarks, know-how and trade secrets (collectively, the "Proprietary Information"). The Trust recognizes that the Proprietary Information is of substantial value to the Administrator and shall not use or disclose the Proprietary Information except as specifically authorized in writing by the Administrator. Use of the Web Access by the Trust or its agents or Shareholders will be subject to any additional terms of use set forth on the web site. All Web Access and the information (including text, graphics and functionality) on the web sites related to such Web Access is presented "As Is" and "As Available" without express or implied warranties including, but not limited to, implied warranties of non-infringement, merchantability and fitness for a particular purpose. The Administrator neither warrants that the Web Access will be uninterrupted or error free, nor guarantees the accessibility, reliability, performance, timeliness, sequence, or completeness of information provided on the Web Access.

    12.02 INDEPENDENT CONTRACTOR. In making, and performing under, this Agreement, the Administrator shall be deemed to be acting as an independent contractor of the Trust and neither the Administrator nor its employees shall be deemed an agent, affiliate, legal representative, joint venturer or partner of the Trust or any Investment Advisor. No party is authorized to bind any other party to any obligation, affirmation or commitment with respect to any other Person.

    12.03 ASSIGNMENT; BINDING EFFECT. The Trust may not assign, delegate or transfer, by operation of law or otherwise, this Agreement (in whole or in part), or any of the Trust's obligations hereunder, without the prior written consent of the Administrator, which consent shall not be unreasonably withheld or delayed. The Administrator may assign or transfer, by operation of law or otherwise, all or any portion of its rights under this Agreement to an affiliate of the Administrator or to any person or entity who purchases all or substantially all of the business or assets of the Administrator to which this Agreement relates, provided that such affiliate, person or entity agrees in advance and in writing to be bound by the terms, conditions and provisions of this Agreement. Subject to the foregoing, all of the terms, conditions and provisions of this Agreement shall be binding upon and shall inure to the benefit of each party's successors and permitted assigns. Any assignment, delegation, or transfer in violation of this provision shall be void and without legal effect.

    12.04 AGREEMENT FOR SOLE BENEFIT OF THE ADMINISTRATOR, THE TRUST AND EACH INVESTMENT ADVISOR. This Agreement is for the sole and exclusive benefit of the Administrator, the Trust and solely with respect to its Series, each Investment Advisor, and will not be deemed to be for the direct or indirect benefit of the clients or customers of the Administrator, the Trust or any Investment Advisor. The clients or customers of the Administrator, the Trust or any Investment Advisor will not be deemed to be third party beneficiaries of this Agreement nor to have any other contractual relationship with the Administrator by reason of this Agreement.




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 12 of 19
SEI -- 167888v3

    12.05 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction. To the extent that the applicable laws of the Commonwealth of Pennsylvania, or any of the provisions of this Agreement, conflict with the applicable provisions of the 1940 Act, the Securities Act of 1933 or the Securities Exchange Act of 1934, the latter shall control. Each party to this Agreement, by its execution hereof, (i) hereby irrevocably submits to the nonexclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania or the United States District Courts for the Eastern District of Pennsylvania for the purpose of any action between the parties arising in whole or in part under or in connection with this Agreement, and
          (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court.

    12.06 EQUITABLE RELIEF. Each party agrees that any other party's violation of the provisions of SECTION 11 (CONFIDENTIALITY) may cause immediate and irreparable harm to the other party for which money damages may not constitute an adequate remedy at law. Therefore, the parties agree that, in the event either party breaches or threatens to breach said provision or covenant, the other party shall have the right to seek, in any court of competent jurisdiction, an injunction to restrain said breach or threatened breach, without posting any bond or other security.

    12.07 DISPUTE RESOLUTION. Whenever any party desires to institute legal proceedings against another party concerning this Agreement, it shall provide written notice to that effect to such other parties. The party providing such notice shall refrain from instituting said legal proceedings for a period of thirty days following the date of provision of such notice. During such period, the parties shall attempt in good faith to amicably resolve their dispute by negotiation among their executive officers. This SECTION 12.07 shall not prohibit any party from seeking, at any time, equitable relief as permitted under SECTION 12.06.

    12.08 NOTICE. All notices provided for or permitted under this Agreement (except for correspondence between the parties related to operations in the ordinary course) shall be deemed effective upon receipt, and shall be in writing and (a) delivered personally, (b) sent by commercial overnight courier with written verification of receipt, or
          (c) sent by certified or registered U.S. mail, postage prepaid and return receipt requested, to the party to be notified, at the address for such party set forth below, or at such other address of such party specified in the opening paragraph of this Agreement. Notices to the Administrator shall be sent to the attention of: General Counsel, SEI Investments Global Funds Services, One Freedom Valley Drive, Oaks, Pennsylvania 19456, with a copy, given in the manner prescribed above, to the Administrator relationship manager assigned to the applicable Fund. Notices to the Trust shall be sent to the Person(s) indicated on
          Schedule II, and notices to an Investment Advisor shall be sent to the persons specified in the applicable Series Schedule.

    12.09 ENTIRE AGREEMENT; AMENDMENTS. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all prior or contemporaneous representations, discussions, negotiations, letters, proposals,




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 13 of 19
SEI -- 167888v3
          agreements and understandings between the parties hereto with respect to the subject matter hereof, whether written or oral. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by an authorized representative of each of the parties.

    12.10 SEVERABILITY. Any provision of this Agreement that is determined to be invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability in such jurisdiction, without rendering invalid or unenforceable the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. If a court of competent jurisdiction declares any provision of this Agreement to be invalid or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, or area of the provision, to delete specific words or phrases, or to replace the provision with a provision that is valid and enforceable and that comes closest to expressing the original intention of the parties, and this Agreement shall be enforceable as so modified.

    12.11 WAIVER. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by written instrument executed by such party. No failure of either party hereto to exercise any power or right granted hereunder, or to insist upon strict compliance with any obligation hereunder, and no custom or practice of the parties with regard to the terms of performance hereof, will constitute a waiver of the rights of such party to demand full and exact compliance with the terms of this Agreement.

    12.12 ANTI-MONEY LAUNDERING LAWS. In connection with performing the
          Services set forth herein, the Administrator may provide information that the Trust may rely upon in connection with the Trust's compliance with applicable laws, policies and regulations aimed at the prevention and detection of money laundering and/or terrorism activities (hereinafter, the "AML REGIME"). The Trust and the Administrator agree that the Trust shall be responsible for its compliance with such AML Regime. It shall be a condition precedent to providing Services to the Trust under this Agreement and the Administrator shall have no liability for non-performance of its obligations under this Agreement unless it is satisfied, in its absolute discretion, that it has sufficient and appropriate information and material to discharge its obligations under the AML Regime, and that the performance of such obligations will not violate any AML Regime applicable to it. Without in any way limiting the foregoing, the Trust acknowledges that the Administrator is authorized to return a Shareholder's Investment in any Fund and take any action necessary to restrict payment of redemption proceeds to the extent necessary to comply with its obligations pursuant to the AML Regime.

    12.13 FORCE MAJEURE. No breach of any obligation of a party to this Agreement (other than obligations to pay amounts owed) will constitute an event of default or breach to the extent it arises out of a cause, existing or future, that is beyond the control and without negligence of the party otherwise chargeable with breach or default, including without limitation: work action or strike; lockout or other labor dispute; flood; war; riot; theft; act of terrorism, earthquake or natural disaster. Either party desiring to rely upon any of the foregoing as an excuse for default or breach will, when the cause arises, give to the other party prompt notice of the facts which constitute such cause; and, when the cause ceases to exist, give prompt notice thereof to the other party.

    12.14 EQUIPMENT FAILURES. In the event of equipment failures beyond the Administrator's control, the Administrator shall take reasonable and prompt steps to minimize service interruptions but shall have no liability with respect thereto. The Administrator shall develop and maintain a plan for recovery from equipment failures which may include contractual arrangements with appropriate parties making reasonable provision for




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 14 of 19
SEI -- 167888v3
          emergency use of electronic data processing equipment to the extent appropriate equipment is available.

    12.15 HEADINGS. All SECTION headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and will not affect in any way the meaning or interpretation of this Agreement.

    12.16 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall constitute one and the same instrument. Each such counterpart shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. This Agreement shall be deemed executed by both parties when any one or more counterparts hereof or thereof, individually or taken together, bears the original facsimile or scanned signatures of each of the parties.

    12.17 LIMITED RECOURSE. The Trust has been established with segregated liability between its Funds. The Trust and Administrator acknowledge that any amounts due or payable to the Administrator under this Agreement or any Series Schedule, howsoever arising, will be payable only out of the assets of the Fund to which such amounts are attributable, or in the sole discretion of an Investment Advisor, directly out of the assets of the Investment Advisor, and in no circumstances will the assets of one Fund be used to discharge the liabilities of any other Fund of the Trust.

          Notwithstanding any other provision of this Agreement, the Administrator's recourse against the Trust in respect of any claims which may be brought against, suffered or incurred by the Administrator, its permitted delegates, servants or agents shall be limited to the Fund established in respect of Shares to which the claims relate, and the Administrator shall have no recourse directly to the Trust or any other Fund in respect of any such claims or to any assets of any Investment Advisor. If, following the realization of all of the assets of the relevant Fund and subject to the application on such realization proceeds in payment of all claims relating to the relevant Fund (if any) and all other liabilities (if any) to the Trust ranking pari passu with or senior to the claims which have recourse to the relevant Fund, the claims are not paid in full:

          (a) the amount outstanding in respect of the claims relating to the relevant Fund shall be automatically extinguished;

          (b) the Administrator shall have no further right of payment in respect thereof; and

          (c) the Administrator shall not be able to petition for the winding-up of the Trust or the termination of any other Fund as a consequence of any such shortfall.

          PROVIDED HOWEVER that sub-clauses (a) and (b) above shall not apply to any assets of any Fund that may be subsequently held or recouped by the Fund.


        [The remainder of this page has intentionally been left blank.]



--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 15 of 19
SEI -- 167888v3

          IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the Effective Date.

ADMINISTRATOR:                                   TRUST:

SEI INVESTMENTS GLOBAL FUNDS SERVICESTHE         ADVISORS' INNER CIRCLE FUND III

By: /S/ JOHN ALSHEFSKIBy:                        /S/ MICHAEL BEATTIE
Name: John Alshefski                             Name: Michael Beattie
Title: SVP                                       Title: President



--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 16 of 19
SEI -- 167888v3

                                   SCHEDULE I

                                LIST OF SERVICES

1)   MAINTAIN THE TRUST'S ACCOUNTING BOOKS AND RECORDS;

2) OBTAIN FUND SECURITY VALUATIONS FROM APPROPRIATE SOURCES CONSISTENT WITH THE TRUST'S PRICING AND VALUATION POLICIES, AND CALCULATE NET ASSET VALUE OF EACH FUND AND CLASS;

3) COMPUTE YIELDS, TOTAL RETURN, EXPENSE RATIOS, PORTFOLIO TURNOVER RATE AND AVERAGE DOLLAR-WEIGHTED PORTFOLIO MATURITY, AS APPROPRIATE;

4) TRACK AND VALIDATE INCOME AND EXPENSE ACCRUALS, ANALYZE AND MODIFY EXPENSE ACCRUAL CHANGES PERIODICALLY, AND PROCESS EXPENSE DISBURSEMENTS TO VENDORS AND SERVICE PROVIDERS;

5)   PERFORM CASH PROCESSING SUCH AS RECORDING PAID-IN CAPITAL ACTIVITY,
     PERFORM NECESSARY RECONCILIATIONS WITH THE TRANSFER AGENT AND THE CUSTODIAN, AND PROVIDE CASH AVAILABILITY DATA TO THE INVESTMENT ADVISOR, IF REQUESTED;

6) CALCULATE REQUIRED ORDINARY INCOME AND CAPITAL GAINS DISTRIBUTIONS, COORDINATE ESTIMATED CASH PAYMENTS, AND PERFORM NECESSARY RECONCILIATIONS WITH THE TRANSFER AGENT;

7) PROVIDE STANDARDIZED PERFORMANCE REPORTING DATA TO THE TRUST AND EACH INVESTMENT ADVISOR;

8) PROVIDE PERFORMANCE, FINANCIAL AND EXPENSE INFORMATION FOR REGISTRATION STATEMENTS AND PROXIES;

9) COMMUNICATE NET ASSET VALUE, YIELD, TOTAL RETURN OR OTHER FINANCIAL DATA TO APPROPRIATE THIRD PARTY REPORTING AGENCIES, AND ASSIST IN RESOLUTION OF ERRORS REPORTED BY SUCH THIRD PARTY AGENCIES;

10) UPDATE ACCOUNTING SYSTEM TO REFLECT RATE CHANGES, AS RECEIVED FROM A FUND'S INVESTMENT ADVISOR, SUB-ADVISOR OR RESPECTIVE DESIGNEE, ON VARIABLE INTEREST RATE INSTRUMENTS;

11) ACCRUE EXPENSES OF EACH FUND ACCORDING TO INSTRUCTIONS RECEIVED FROM THE TRUST'S TREASURER OR OTHER AUTHORIZED REPRESENTATIVE (INCLUDING OFFICERS OF THE A FUND'S INVESTMENT ADVISOR);

12) DETERMINE THE OUTSTANDING RECEIVABLES AND PAYABLES FOR ALL (1) SECURITY TRADES, (2) PORTFOLIO SHARE TRANSACTIONS AND (3) INCOME AND EXPENSE ACCOUNTS IN ACCORDANCE WITH THE BUDGETS PROVIDED BY THE TRUST OR ITS INVESTMENT ADVISOR;

13) PREPARE THE TRUST'S FINANCIAL STATEMENTS FOR REVIEW BY FUND MANAGEMENT AND INDEPENDENT AUDITORS, MANAGE ANNUAL AND SEMI-ANNUAL REPORT PREPARATION PROCESS, PREPARE FORMS N-SAR, N- Q, N-CSR AND 24F-2, PROVIDE FUND PERFORMANCE DATA FOR ANNUAL REPORT, COORDINATE PRINTING AND DELIVERY OF ANNUAL AND SEMI-ANNUAL REPORTS TO SHAREHOLDERS, AND FILE FORMS N-SAR, N-Q, N-CSR AND 24F-2 AND ANNUAL/SEMI-ANNUAL REPORTS VIA EDGAR;

14) MONITOR EACH FUND'S COMPLIANCE WITH THE REQUIREMENTS OF SUBCHAPTER M OF THE INTERNAL REVENUE CODE WITH RESPECT TO STATUS AS A REGULATED INVESTMENT COMPANY;

15) PREPARE AND FILE FEDERAL AND STATE TAX RETURNS FOR THE TRUST OTHER THAN THOSE REQUIRED TO BE PREPARED AND FILED BY THE TRUST'S TRANSFER AGENT OR CUSTODIAN.

16)  PROVIDE DATA FOR YEAR-END 1099'S AND SUPPLEMENTAL TAX LETTERS;




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 17 of 19
SEI -- 167888v3

17) PROVIDE SUCH FUND ACCOUNTING AND FINANCIAL REPORTS IN CONNECTION WITH QUARTERLY MEETINGS OF THE BOARD OF TRUSTEES AS THE BOARD OF TRUSTEES MAY REASONABLY REQUEST;

18) MANAGE THE TRUST'S PROXY SOLICITATION PROCESS, INCLUDING EVALUATING PROXY DISTRIBUTION CHANNELS, COORDINATING WITH OUTSIDE SERVICE PROVIDER TO DISTRIBUTE PROXIES, TRACKING SHAREHOLDER RESPONSES AND TABULATING VOTING RESULTS, AND MANAGING THE PROXY SOLICITATION VENDOR IF NECESSARY;

19) PROVIDE INDIVIDUALS TO SERVE AS MINISTERIAL OFFICERS OF THE TRUST, AS REQUESTED;

20)  PROVIDE PRINCIPAL FINANCIAL OFFICER FOR PURPOSES OF SARBANES-OXLEY;

21) COORDINATE WITH THE TRUST'S COUNSEL ON FILING OF THE TRUST'S REGISTRATION STATEMENTS AND PROXY STATEMENTS, AND COORDINATE PRINTING AND DELIVERY OF THE TRUST'S PROSPECTUSES AND PROXY STATEMENTS;

22) COORDINATE THE TRUST'S BOARD OF TRUSTEES' SCHEDULE, AGENDA AND PRODUCTION OF BOARD OF TRUSTEES MEETING MATERIALS, AND ATTEND BOARD OF TRUSTEES MEETINGS (IF REQUESTED);

23) PROVIDE CONSULTATION TO THE TRUST ON REGULATORY MATTERS RELATING TO THE OPERATION OF THE TRUST AS REQUESTED AND COORDINATE WITH THE TRUST'S LEGAL COUNSEL REGARDING SUCH MATTERS;

24) ASSIST LEGAL COUNSEL TO THE TRUST IN THE DEVELOPMENT OF POLICIES AND PROCEDURES RELATING TO THE OPERATION OF THE TRUST;

25) ACT AS LIAISON TO LEGAL COUNSEL TO THE TRUST AND, WHERE APPLICABLE, TO LEGAL COUNSEL TO THE TRUST'S INDEPENDENT TRUSTEES;

26) COORDINATE WITH TRUST COUNSEL IN THE PREPARATION, REVIEW AND EXECUTION OF CONTRACTS BETWEEN THE TRUST AND THIRD PARTIES, SUCH AS THE TRUST'S INVESTMENT ADVISOR, TRANSFER AGENT, AND CUSTODIAN, AND RECORD-KEEPERS OR SHAREHOLDER SERVICE PROVIDERS;

27) ASSIST THE TRUST IN HANDLING AND RESPONDING TO ROUTINE REGULATORY EXAMINATIONS WITH RESPECT TO RECORDS RETAINED OR SERVICES PROVIDED BY THE ADMINISTRATOR, AND COORDINATE WITH THE TRUST'S LEGAL COUNSEL IN RESPONDING TO ANY NON-ROUTINE REGULATORY MATTERS WITH RESPECT TO SUCH MATTERS;

28) PROVIDE CONSULTING WITH RESPECT TO THE ONGOING DESIGN, DEVELOPMENT AND OPERATION OF THE TRUST, INCLUDING NEW FUNDS OR SHARE CLASSES AND/OR LOAD STRUCTURES AND FINANCING, AS WELL AS CHANGES TO INVESTMENT OBJECTIVES AND POLICIES FOR EXISTING FUNDS;

29) COORDINATE AS NECESSARY THE REGISTRATION OR QUALIFICATION OF SHARES WITH APPROPRIATE STATE SECURITIES AUTHORITIES;

30)  MANAGE THE PREPARATION FOR AND CONDUCTING OF BOARD OF TRUSTEES MEETINGS BY
     (I) COORDINATING BOARD OF TRUSTEES BOOK PRODUCTION AND DISTRIBUTION PROCESS, (II) SUBJECT TO REVIEW AND APPROVAL BY THE TRUST AND ITS COUNSEL, PREPARING MEETING AGENDAS, (III) PREPARING THE RELEVANT SECTIONS OF THE BOARD OF TRUSTEES MATERIALS REQUIRED TO BE PREPARED BY THE ADMINISTRATOR,
     (IV) ASSISTING TO GATHER AND COORDINATE SPECIAL MATERIALS RELATED TO ANNUAL CONTRACT RENEWALS AND APPROVAL OF RULE 12B-1 PLANS FOR AND AS DIRECTED BY THE TRUSTEES OR TRUST COUNSEL, (V) ATTENDING BOARD OF TRUSTEES MEETINGS, AND (VI) PERFORMING SUCH OTHER BOARD OF TRUSTEES MEETING FUNCTIONS AS SHALL BE AGREED BY THE PARTIES IN WRITING (IN THIS REGARD, THE TRUST SHALL PROVIDE THE ADMINISTRATOR WITH NOTICE OF REGULAR MEETINGS AT LEAST SIX (6) WEEKS BEFORE SUCH MEETING AND AS SOON AS PRACTICABLE BEFORE ANY SPECIAL MEETING OF THE BOARD OF TRUSTEES);




--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 18 of 19
SEI -- 167888v3

31) COOPERATE WITH, AND TAKE ALL REASONABLE ACTIONS IN THE PERFORMANCE OF ITS DUTIES UNDER THIS AGREEMENT TO ENSURE THAT ALL NECESSARY INFORMATION IS MADE AVAILABLE TO THE TRUST'S INDEPENDENT PUBLIC ACCOUNTANTS IN CONNECTION WITH THE PREPARATION OF ANY AUDIT OR REPORT REQUESTED BY THE TRUST, INCLUDING THE PROVISION OF A CONFERENCE ROOM AT THE ADMINISTRATOR'S LOCATION IF NECESSARY (IN THIS REGARD, THE TRUST'S INDEPENDENT AUDITORS SHALL PROVIDE THE ADMINISTRATOR WITH REASONABLE NOTICE OF ANY SUCH AUDIT SO THAT (I) THE AUDIT WILL BE COMPLETED IN A TIMELY FASHION AND (II) THE ADMINISTRATOR WILL BE ABLE TO PROMPTLY RESPOND TO SUCH INFORMATION REQUESTS WITHOUT UNDUE DISRUPTION OF ITS BUSINESS); AND

32) ON A T+2 POST-TRADE BASIS AND BASED ON THE INFORMATION AVAILABLE TO THE ADMINISTRATOR, PERIODICALLY MONITOR THE FUNDS FOR COMPLIANCE WITH APPLICABLE LIMITATIONS AS SET FORTH IN THE TRUST'S OR ANY FUND'S THEN CURRENT PROSPECTUS OR STATEMENT OF ADDITIONAL INFORMATION (THIS PROVISION SHALL NOT RELIEVE THE TRUST'S INVESTMENT ADVISOR AND SUB-ADVISORS, IF ANY, OF THEIR PRIMARY DAY-TO-DAY RESPONSIBILITY FOR ASSURING SUCH COMPLIANCE, INCLUDING ON A PRE-TRADE BASIS).

33)  ADDITIONAL REPORTS AND SERVICES.

     o UPON REASONABLE NOTICE AND AS MUTUALLY AGREED UPON, THE ADMINISTRATOR MAY PROVIDE ADDITIONAL REPORTS UPON THE REQUEST OF THE TRUST OR ITS INVESTMENT ADVISOR, WHICH MAY RESULT IN ADDITIONAL CHARGES, THE AMOUNT OF WHICH SHALL BE AGREED UPON BETWEEN THE PARTIES PRIOR TO THE PROVISION OF SUCH REPORT.

     o UPON REASONABLE NOTICE AND AS MUTUALLY AGREED UPON, THE ADMINISTRATOR MAY PROVIDE SUCH ADDITIONAL SERVICES WITH RESPECT TO A FUND, WHICH MAY RESULT IN AN ADDITIONAL CHARGE, THE AMOUNT OF WHICH SHALL BE AGREED UPON BETWEEN THE PARTIES PRIOR TO THE PROVISION OF SUCH SERVICE.

                                      ***



--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement       Page 19 of 19
SEI -- 167888v3

                                                               [GRAPHIC OMITTED]

                                  SCHEDULE II

                            NOTICE INSTRUCTION FORM

TO WHOM NOTICES SHOULD BE SENT PURSUANT TO SECTION 12.08 OF THE AGREEMENT:

Name of Party or Parties: ________________________________________________

Name of Contact:          ________________________________________________

Address:                  ________________________________________________

Telephone No.:            ________________________________________________

Facsimile No.:            ________________________________________________

Email Address:            ________________________________________________



--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement         Page 1 of 7
SEI -- 160973v8

                                   EXHIBIT A

                            FORM OF SERIES SCHEDULE

                   SERIES SCHEDULE DATED ___________, 20__ TO
                            ADMINISTRATION AGREEMENT
                         DATED AS OF FEBRUARY 12, 2014
                                    BETWEEN
                      THE ADVISORS' INNER CIRCLE FUND III,
                                      AND
            [NAME OF INVESTMENT ADVISOR] (THE "INVESTMENT ADVISOR")
                       ON BEHALF OF THE [NAME OF FUND(S)]
                                      AND
                     SEI INVESTMENTS GLOBAL FUNDS SERVICES

SERIES OF FUNDS:         [NAME OF FUND(S)], and any additional fund established within this
                         Series subsequent to the date hereof (each a "FUND).

FEES:                    The following fees are due and payable monthly to Administrator pursuant to Section 8 of the Agreement out of the assets of each
                         Fund, except to the extent the Investment Advisor agrees to waive its fees or reimburse a Fund's expenses, in which case such fees shall be paid by the Investment Advisor. Each Fund in the Series will be charged the greater of its Asset Based Fee or its Annual Minimum
                         Fee, in each case calculated in the manner set forth below.

ASSET BASED FEE:         [   ] basis points on the first [        ] million in assets;
                         [   ] basis points for assets between [  ] million and [   ] million;
                         [   ] basis points for all assets in excess of [ ] million

                         The Asset Based Fee shall be calculated based on the aggregate average daily net assets of the Fund during the relevant period.

ANNUAL MINIMUM FEE:      The initial Annual Minimum Fee shall be determined based upon the number of Funds within the Series as of the date on which the Series is launched, as follows:

                         Up to three Funds:                   $__________ per
                                                              Fund

                         Four or more Funds:                  $_________ per
                                                              Fund

                         The Annual Minimum Fee shall thereafter be increased at a rate of
                         $________ per additional Fund for each Fund added after the date on which the Series is launched.

                         The foregoing Annual Minimum Fees assume that each Fund
                         includes one class of shares of beneficial interest (each, a "CLASS").
                         In the event a Fund is comprised of more than one Class, such Fund will be assessed an additional annual fee equal to $15,000 per
                         Class.


-------------------------------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement                   Page 2 of 7
SEI -- 160973v8


NEW FUND FEES:      There will be a one-time additional service charge of $10,000 for services provided by Administrator in assisting and coordinating the launch of each new
                    Fund on behalf of the Investment Advisor, such fee to be paid by the Investment
                    Advisor by electronic wire transfer of immediately available funds to the wire instructions set forth below in advance of Administrator beginning performance of the new Fund organizational services.

                    Wells Fargo Bank NA
                    Winston-Salem, NC
                    ABA # 053000219
                    SEI Investments Company
                    Acct #2079900401288
                    Ref: [INVESTMENT ADVISOR NAME] -- New Fund

INVESTMENT ADVISOR  To the extent that the Board of Trustees of the Trust (the "BOARD") has
MAINTENANCE FEE:    approved a Fund within the Series and approved the Investment Advisor as the
                    Fund's advisor, and such Fund is not Live (as defined below) by the date that is the three month anniversary of the date of the last such approval (the
                    "APPROVAL DATE"), then the Investment Advisor shall pay SEI a relationship maintenance fee equal to $1,000 per month for each month that the Fund is not
                    Live and such fee shall be retroactive to include each of the first three months following the Approval Date. For purposes of the foregoing, a Fund shall be deemed to be "Live" as of the date on which Administrator first calculates such Fund's official net asset value.

ANNUAL CPI          The fees payable hereunder shall be subject to one annual increase at
INCREASE:           Administrator's discretion, equal to the percentage increase in the
                    Philadelphia Consumer Price Index since the effective date of the Series
                    Schedule with respect to the first such increase and since the date of the immediately preceding increase with respect to all subsequent increases;
                    provided, however, that Administrator shall notify the Series' Investment
                    Advisor of its intent to effectuate any such increase at least thirty days prior to December 21(st) of the then current year.

REORGANIZATION      The Investment Advisor shall pay Administrator a transaction charge equal to
FEES:               $50,000 in connection with each Reorganization Event to which the Series or any
                    Fund thereof is a party. For purposes of the foregoing, a "REORGANIZATION
                    EVENT" means any material change in the organizational structure of the Series or any Fund thereof, including, without limitation, any merger, acquisition or divestiture of all or any portion of the assets of the Series or any Fund as well as any acquisition or merger by the Series or a Fund of any other fund or assets into the Series or Fund.

OPERATIONAL:        A critical component of Administrator's services is Fund valuations. Automated
AUTOMATION          trade delivery and receipt between fund advisors and Administrator is critical to high quality service. Accordingly, Administrator and the Investment Advisor
                    agree to use best efforts to implement automated trade delivery and receipt as soon as practicable after each Fund's establishment in the Trust.

-------------------------------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement                          Page 3 of 7
SEI -- 160973v8


TERM:              The term of this Schedule shall continue in effect with respect to each Fund for a period of five years from and after the date on which the Administrator first calculates a Fund's official net asset value (the
                   "INITIAL TERM"). Following expiration of the Initial Term, this Schedule shall continue in effect for successive periods of three years (each, a
                   "RENEWAL TERM").

TERMINATION:       This Schedule may be terminated only: (a) by any party at the end of the Initial Term or the end of any Renewal Term on one hundred eighty days prior written notice to the other parties hereto; (b) by any party hereto on such date as is specified in written notice given by the terminating party, in the event of a material breach of this
                   Agreement by another party, provided the terminating party has notified the breaching party of such material breach at least ninety days prior to the specified date of termination and the breaching party has not remedied such breach by the specified date; or (c) as to any Fund, upon forty-five days prior written notice, effective (i)
                   upon the reorganization or merger of a Fund into another entity, provided that Administrator or one of its affiliates enters into a written agreement to provide administration services on behalf of such surviving entity, or (ii) upon any "change of control" of the Investment
                   Advisor by sale, merger, reorganization, acquisition or other disposition of substantially all of the assets of the Investment Advisor to a third party, provided that Administrator or one of its affiliates enters into a written agreement to provide administration services on behalf of the third party or surviving entity. For purposes of this paragraph, the term "change of control" shall mean any transaction that results in the transfer of right, title and ownership of twenty five percent (25%) or more of the equity interests of the Investment
                   Advisor to a third party.

EARLY TERMINATION: Subject to the terms and conditions set forth in this paragraph, the parties may agree to terminate this Schedule with respect to a particular Fund on or before the expiration of the then current term
                   (hereinafter, an "EARLY TERMINATION"). In the event the parties agree to an Early Termination, the parties will agree upon the effective date of such Early Termination and, on or before such effective date, the applicable Fund shall (i) not be in material breach of the Agreement
                   (including this Schedule) and (ii) pay the Buyout Amount to
                   Administrator in the manner set forth below. As used herein, the term "BUYOUT AMOUNT" shall mean the amount that is equal to (1) the average monthly fee payable by each Fund to Administrator
                   hereunder during the six-month period (or such shorter period if fewer than six months have elapsed since the effective date of this
                   Schedule) immediately preceding the mutual agreement called for in this paragraph multiplied by (2) the number of months remaining in the then current term (including any Renewal Term to which the applicable Fund is already committed). The Fund shall pay the
                   Buyout Amount to Administrator on or before the effective date of the
                   Early Termination by means of wire or other immediately available funds.


-------------------------------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement                     Page 4 of 7
SEI -- 160973v8

INVESTMENT         Any and all out of pocket fees, costs, or expenses advanced by
ADVISOR            Administrator, in its sole discretion on behalf of a Fund or the
EXPENSE            undersigned Investment Advisor, as a result of any failure to fully
REPAYMENT:         satisfy and comply with any and all applicable Fund expense caps or expense ratio limits, shall be the responsibility of the Investment
                   Advisor and shall be promptly repaid to Administrator ("REPAYMENT
                   OBLIGATION"). Any such Repayment Obligation of the Investment
                   Advisor shall survive: (i) the termination of the Agreement and this
                   Schedule thereto, (ii) any merger or liquidation of any subject Fund, unless and until the Repayment Obligation is indefeasibly paid in full.

PUBLICITY:         Except to the extent required by applicable Law, neither the
                   Administrator nor the Investment Advisor shall issue or initiate any press release arising out of or in connection with this Series
                   Schedule or the Services rendered pursuant to the Agreement;
                   provided, however, that if no special prominence is given or particular reference made to any Fund over other clients, nothing herein shall prevent the Administrator from (i) placing any Fund's or the Investment Advisor's name and/or company logo(s) (including any registered trademark or service mark) on the Administrator's client list(s) (and sharing such list(s) with current or potential clients of the Administrator) and/or marketing material which will include such entities' name, logo and those services provided to the Fund(s)
                   by the Administrator; (ii) using any Fund or the Investment Advisor as reference; or (iii) otherwise orally disclosing that a Fund or
                   Investment Advisor is a client of the Administrator at presentations, conferences or other similar meetings. If the Administrator desires to engage in any type of publicity other than as set forth in subsections
                   (i) through (iii) above or if the Investment Advisor desires to engage in any type of publicity, the party desiring to engage in such publicity shall obtain the prior written consent of the other party hereto, such consent not to be unreasonably withheld, delayed or conditioned.

ASSUMPTIONS:       Each Fund shall use commercially reasonable efforts to implement automatic trade communication to Administrator and automated custody reconciliation as soon as practicable following the date of this Schedule.

                   The Investment Advisor acknowledges and accepts that the Trust structure in place facilitates the administrative service offering by
                   Administrator and that certain Trust level service provider agreements currently in place (e.g., Transfer Agency Agreement,
                   Custody Agreement) are entered into and agreed to between the
                   Trust and the applicable service provider and that the services being provided otherwise benefit the Fund. The Investment Advisor acknowledges and agrees that it has reviewed and understands the general terms and conditions of these service provider agreements and consents to the obligations, applicable fees and the services to be provided to the Fund under such Agreements.

INVESTMENT ADVISOR The Investment Advisor shall be responsible for providing the


-------------------------------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement                     Page 5 of 7
SEI -- 160973v8

SPECIFIC           following information to the Administrator as indicated:
OBLIGATIONS

                    (a) A list of contact persons (primary, backup and secondary backup) of each Series' Investment Advisor, and, if applicable, sub-advisor, who can be reached until 6:30 p.m. ET with respect to valuation matters.

                    (b) Copies of all Trust Data reasonably requested by the Administrator or necessary for the Administrator to perform its obligations pursuant to this Agreement.

                    (c)  Notices to the Investment Advisor pursuant to Section
                         12.08 of the Agreement shall be sent to:


                    Name of Contact: ________________________________
                    Address:_________________________________________
                    Telephone No.:___________________________________
                    Facsimile No.:___________________________________
                    Email Address:___________________________________


--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement         Page 6 of 7
SEI -- 160973v8

IN WITNESS WHEREOF, the parties hereto have executed this Series Schedule to the Administration Agreement dated February 12, 2014 by their duly authorized representatives as of the day and year first above written.

THE ADVISORS' INNER CIRCLE FUND III,
On behalf of the

BY:__________________________________
    Name:
    Title:

SEI INVESTMENTS GLOBAL FUNDS SERVICES


BY:__________________________________
    Name:
    Title:

AGREED TO AND ACCEPTED BY:


[NAME OF INVESTMENT ADVISOR], Advisor to [NAME OF FUNDS]


BY:___________________________________
    Name:
    Title:


--------------------------------------------------------------------------------
The Advisors' Inner Circle Fund III Administration Agreement         Page 7 of 7
SEI -- 160973v8